FORM OF
                                WARRANT AGREEMENT
                                   (DIRECTOR)


     THIS AGREEMENT is made and entered into as of the ____ day of ___________, 200_ by and between FLINT RIVER BANCSHARES, INC., a Georgia corporation (the "Corporation"), and _________________________ (the "Warrant Holder").


                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, the Warrant Holder has served as an organizer in the formation of
the Corporation and the formation and establishment of     Flint River National
Bank (In Organization) (the "Bank"), the wholly owned subsidiary of the Corporation; and

     WHEREAS, the Warrant Holder has purchased __________ shares of the Corporation's common stock, $ 1.00 par value per share (the "Common Stock"), at a price of $10.00 per share; and

     WHEREAS, the Warrant Holder will provide services to the Corporation as a director of the Corporation and the Bank; and

     WHEREAS, the Corporation, in recognition of the financial risk undertaken by the Warrant Holder in organizing the Bank and the Corporation and in order to encourage the Warrant Holder's continued involvement in the successful operation of the Corporation and the Bank, desires to issue to the Warrant Holder the right to acquire additional shares of the Corporation's Common Stock.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

     1.     Grant of Warrant.  Subject to the terms, restrictions, limitations
            ----------------
and conditions stated in this Agreement, the Corporation hereby grants to the Warrant Holder the right (the "Warrant") to purchase all or any part of an aggregate of _____________ shares of the Common Stock, subject to adjustment in accordance with Section 7 of this Agreement. The aggregate number of shares of Common Stock which the Corporation grants the Warrant Holder the right to purchase under this Agreement shall be no greater than the number of shares of Common Stock subscribed by the Warrant Holder in the Corporation's initial public offering.

     2.     (a).     Term. The term for the exercise of this Warrant begins at
                     ----
9:00 a.m., Eastern Time, on the first anniversary of the date that the Corporation first issues its common stock (the "Issue Date"). The term for the exercise of this Warrant ends at 5:00 p.m., Eastern Time (the "Expiration Time"), on the earlier of:


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               (i)   the tenth anniversary of the Issue Date, or

               (ii) 90 days after the Warrant Holder ceases to serve as a director of the Corporation, except that if the Warrant Holder ceases to be a director because he is disabled, retires or is deceased, then the Warrant Holder (or his estate) will have until the tenth anniversary of the Issue Date to exercise this Warrant.

          (b)     Required Exercise. Notwithstanding any other provision of this
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Agreement, if the Corporation's capital falls below the minimum requirements as determined by the primary federal or state regulator of the Corporation or the Corporation (the "Regulator"), the Regulator may direct the Corporation to require the Warrant Holder to exercise or forfeit his or her Warrant. The Corporation will notify the Warrant Holder within 45 days from the date the Regulator notifies the Corporation in writing that the Warrant Holder must exercise or forfeit his or her Warrant. The Corporation will cancel this Warrant if it is not exercised within 21 days of the Corporation's notification to the Warrant Holder. The Corporation agrees to comply with any Regulator's request that the Corporation invoke its right to require the Warrant Holder to exercise or forfeit his or her Warrant under the circumstances stated above.

          (c)     Vesting.  The Warrant will vest in annual one-third (1/3)
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increments over a period of three years, beginning on the first anniversary of the Issue Date. The vested portion of the Warrant may be exercised in whole, or from time to time in part, at any time prior to the Expiration time. In the event of permanent disability or death of the Warrant Holder, any unvested portion of the Warrant shall become fully vested to the Warrant Holder (or his or her estate).

     3.     Purchase Price.  The price per share to be paid by the Warrant
            --------------
Holder for the shares of Common Stock subject to this Warrant shall be $10.00, subject to adjustment as set forth in Section 6 of this Agreement (the price, as adjusted, is called the "Purchase Price").

     4.     Exercise of Warrant.  The Warrant Holder may exercise this Warrant
            -------------------
by delivering the following to the Corporation:

           (a) Written notice of exercise specifying the number of shares of Common Stock with respect to which this Warrant is being exercised; and

           (b) A cashier's or certified check payable to the Corporation for the full amount of the aggregate Purchase Price for the number of shares as to which this Warrant is being exercised.

     The Warrant Holder must deliver the notice of exercise and the cashier's or certified check to the address of the Corporation as set forth in Section 11(a) of this Agreement or any other address that the Corporation requests.

     5.     Issuance of Shares.  Upon receipt of the items set forth in Section
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4 of this Agreement, and subject to the terms of this Agreement, the Corporation shall deliver to the Warrant Holder stock certificates for the number of shares specified in the notice of exercise, and shall register the share or shares in the name of the Warrant Holder. In no event shall the


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Corporation be required to issue or deliver any certificate for shares of Common
Stock purchased upon the exercise of this Warrant or any portion of this Warrant prior to the fulfillment of the following conditions:

           (a) The admission of such shares for listing on all stock exchanges on which the Common Stock is then listed;

           (b) The completion of any registration or other qualification of such shares which the Corporation shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

           (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body, which the Corporation shall determine to be necessary or advisable; including, but not limited to, approval by the Georgia Department of Banking and Finance, if the exercise of the Warrant will result in the Warrant Holder beneficially owning more than 20% of the outstanding common stock of the Corporation; or

           (d) The lapse of such reasonable period of time following the exercise of this Warrant as the Corporation may from time to time establish for reasons of administrative convenience.

     The Corporation shall have no obligation to obtain the fulfillment of these conditions; provided, however, that the Warrant Holder shall have one full calendar year after these conditions have been fulfilled to exercise his or her Warrant, notwithstanding any other provision in this Agreement.

     6.     Antidilution, Etc.
            ------------------

           (a) If, prior to the Expiration Time, the Corporation shall subdivide its outstanding shares of Common Stock into a greater number of shares, or declare and pay a dividend of its Common Stock payable in additional shares of its Common Stock, the Purchase Price, as then in effect, shall be proportionately reduced, and the Corporation shall proportionately increase the number of shares of Common Stock then subject to exercise under this Warrant (and not previously exercised).

           (b) If, prior to the Expiration Time, the Corporation shall combine its outstanding shares of the Common Stock into a smaller number of shares, the Purchase Price, as then in effect, shall be proportionately increased, and the Corporation shall proportionately reduce the number of shares of Common Stock then subject to exercise under this Warrant (and not previously exercised).

     7.     Reorganization, Reclassification, Consolidation or Merger.  If,
            ---------------------------------------------------------
prior to the Expiration Time, there shall be any reorganization or reclassification of the Common Stock (other than a subdivision or combination of shares provided for in Section 6 of this Agreement), or any consolidation or merger of the Corporation with another entity, the Warrant Holder shall be entitled to receive, during the remainder of the term of this Agreement and upon payment of


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the Purchase Price, the number of shares of stock or other securities or property of the Corporation or of the successor entity (or its parent company) resulting from such consolidation or merger, as the case may be, to which a holder of the Common Stock, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger; and in any case, the Corporation shall make appropriate adjustments (as determined by the Board of Directors of the Corporation in its sole discretion) in the application of the provisions with respect to the rights and interests of the Warrant Holder so that the provisions set forth in this Agreement (including the adjustment of the Purchase Price and the number of shares issuable upon the exercise of this Warrant) shall be applicable, as nearly as may reasonably be practicable, to any shares or other property thereafter deliverable upon the exercise of this Warrant.

     8.     Transfer and Assignment.
            -----------------------

           (a) During the Warrant Holder's lifetime, this Warrant and any rights under this Agreement shall be exercisable only by the Warrant Holder (or by the Warrant Holder's guardian or legal representative, should one be appointed). Except assignments or transfers made by will or under the laws of descent and distribution, this Warrant or any rights under this Agreement may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant except as provided for in this Section 10 shall be null and void and without legal effect.

           (b) Shares of Common Stock acquired by exercise of this Warrant granted in this Agreement may not be transferred or sold unless the transfer is exempt from further regulatory approval or otherwise permissible under applicable law, including state and federal securities laws, and will bear a legend to this effect.

     9.     Notice of Adjustments.  Within thirty (30) days following any
            ---------------------
adjustment provided for in Section 7 or Section 8 of this Agreement, the Corporation shall give written notice of the adjustment to the Warrant Holder at the address set forth in Section 11(a) of this Agreement or such other address as the Warrant Holder may request. The notice shall state the Warrant Purchase Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant and shall set forth in reasonable detail the method of calculation of each.

     10.     Miscellaneous.
             -------------

           (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or facsimile transmission, or if mailed, by postage prepaid first class mail, on the third business day after mailing, to the following address (or at such other address as a party may notify the other hereunder):


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               To the Corporation:

                    Flint River Bancshares, Inc.
                    94-B Oakland Avenue
                    Camilla, Georgia 31730
                    Attention:  Harry N. Park

               To the Warrant Holder:

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                    ----------------------------------

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           (b)     The Corporation covenants that it has reserved and will keep available, solely for the purpose of issue upon the exercise of this Warrant, a sufficient number of shares of Common Stock to permit the exercise hereof in full.

           (c) No holder of this Warrant, as such, shall be entitled to vote or receive dividends with respect to the shares of Common Stock subject to this Warrant or be deemed to be a shareholder of the Corporation for any purpose until such Common Stock has been issued.

           (d) This Agreement shall constitute the entire agreement contemplated by the Corporation and the Warrant Holder and may be amended only by an instrument in writing executed by the party against whom enforcement of the amendment is sought.

           (e) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

           (f) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.



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     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be affixed hereto, and the Warrant Holder has executed this Agreement under seal, all as of the day and year first above written.

                                       FLINT RIVER BANCSHARES, INC.


                                       By:
                                          --------------------------------------

                                       Print Name:
                                                  ------------------------------

                                       Title:
                                             -----------------------------------



                                       WARRANT HOLDER

                                                                          (SEAL)
                                       ----------------------------------
                                       Print Name:
                                                  ------------------------------


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